UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2005

American Real Estate Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Bedford Road, Mt. Kisco, NY	10549

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 242-7700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
Exhibit Index
EX-99.1: AMENDMENT NO. 1 TO PURCHASE AGREEMENT

Section 1 – Registrant’s Business and Operations

     Item 1.01 Entry into a Material Definitive Agreement

     On May 23, 2005, we entered into Amendment No. 1 to the Purchase Agreement, dated January 21, 2005, by and among American Real Estate Partners, L.P., as Purchaser, and Cyprus, LLC, as Seller, or the Sands Purchase Agreement. Annex A to the Sands Purchase Agreement describes the securities Cyprus owns and which we have agreed to purchase on the terms and subject to the conditions set forth in the Sands Purchase Agreement. The Amendment amends Annex A to the Sands Purchase Agreement to include shares of Atlantic Coast Entertainment Holdings, Inc. common stock acquired by Cyprus through the exercise of warrants.

     Cyprus is indirectly wholly-owned by Carl C. Icahn. As of the date of the Amendment, Mr. Icahn owned approximately 86.5% of our depositary units and preferred units and indirectly owns 100% of our general partner, American Property Investors, Inc.

     Item 1.01 Entry into a Material Definitive Agreement

     On May 26, 2005, the Board of Directors of API, our general partner, determined that Jon F.Weber, President of API, will receive an annual base salary of $500,000.

     On May 26, 2005, the Board of Directors of API approved an increase in the annual fees paid to each director who is also an audit committee member to $55,000.

Section 9 – Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits

          (c) Exhibits

99.1	Amendment No. 1 to Purchase Agreement, dated January 21, 2005, by and among American Real Estate Partners, L.P., as Purchaser, and Cyprus, LLC as Seller.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P. (Registrant)
By:	American Property Investors, Inc.
General Partner

By:	/s/ John P. Saldarelli
John P. Saldarelli
Vice President, Chief Financial Officer, Secretary and Treasurer

Date: May 27, 2005

Exhibit Index

99.1	Amendment No. 1 to Purchase Agreement, dated January 21, 2005, by and among American Real Estate Partners, L.P., as Purchaser, and Cyprus, LLC as Seller.